Exhibit 10.11

AMENDMENT NO. 1
TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$8,000,000

BY AND AMONG

RICEBRAN TECHNOLOGIES,
as Borrower,

NUTRACEA, LLC,
SRB-IP, LLC,
SRB-MERM, LLC,
SRB-LC, LLC,
SRB-MT, LLC,
SRB-WS, LLC,
RICEX COMPANY,
RICEX NUTRIENTS, INC.,
RICE SCIENCE, LLC,
RICE RX, LLC,
as Joint and Several Guarantors,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

July 18, 2013

AMENDMENT NO. 1 TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of July 18, 2013 (the “Effective  Date”), by and among (i) RICEBRAN TECHNOLOGIES, a corporation incorporated under the laws of the State of California, as borrower (the “Borrower”), (ii) NUTRACEA, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-IP, LLC, limited liability company organized and existing under the laws of the State of Delaware, SRBMERM, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-LC, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-MT, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-WS, LLC, a limited liability company organized and existing under the laws of the State of Delaware, RICEX COMPANY, a corporation incorporated under the laws of the State of Delaware, RICEX NUTRIENTS, INC., a corporation incorporated under the laws of the State of Montana, RICE SCIENCE, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and RICE RX, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as joint and several guarantors (together, jointly and severally, the “Guarantors” and together with the Borrower, the “Credit Parties”), and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

WITNESSETH

WHEREAS, the Credit Parties and the Lender have entered into that certain senior secured revolving credit facility agreement, dated as of April 30, 2013 (the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of Eight Million United States Dollars (US$8,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of One Million Four Hundred Thousand United States Dollars (US$1,400,000) to the Borrower;

WHEREAS, as of the Effective Date, a total aggregate principal amount of One Million Four Hundred Thousand United States Dollars (US$1,400,000) of principal plus applicable interest are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of One Million United States Dollars (US$1,000,000) (consisting of a principal advance in the amount of Six Hundred Thousand United States Dollars (US$600,000) (the “Second Tranche Advance”) and, subsequently, a principal advance in the amount of Four Hundred Thousand United States Dollars (US$400,000) (the “Third Tranche Advance”)) to the Borrower for working capital financing for Borrower and for any other purposes permitted under the Credit Agreement, as amended hereby;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement (as amended hereby, the “Amended Credit Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                  Amendment of the Amended Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)               all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby;

(b)                Section 1.1(hhh) shall be deleted in its entirety and shall be replaced with the text “[Reserved]”.

(c)                Section 1.1(mmm) shall be deleted in its entirety and shall be replaced with the following:

“Reserve Amount” shall mean an amount, expressed in Dollars, equal to fifteen percent (15%) of the then applicable Revolving Loan Commitment, provided, however that such amount shall be equal to, at a minimum, the following amounts on the following dates:

US$120,000	October 18, 2013
US$200,000	November 18, 2013
US$260,000	December 18, 2013
US$320,000	January 18, 2014
US$380,000	February 18, 2014
US$440,000	March 18, 2014
US$500,000	April 18, 2014
US$560,000	May 18, 2014
US$620,000	June 18, 2014
US$660,000	July 18, 2014

(d)                Section 2.1(d)(ii) shall be deleted in its entirety and shall be replaced with the text “[Reserved]”.

(e)                Section 2.1(e) shall be revised to replace the text “(5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then twenty percent (20%) of all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations” with the following text:

(5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then the greater of (i) twenty 3percent (20%) of all Receipts received into the Lock Box Account or (ii) such an amount to achieve the Reserve Amount, shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations

(f)                 The following shall be added as the final sentence of Section 2.1(e):

In the event that the Receipts deposited in the Lock Box Account are insufficient to establish the Reserve Amount pursuant to this Section, the Borrower shall make payment into the Lock Box Account equal to the Reserve Amount such that an amount equal to the Reserve Amount is held in the Lock Box Account by the Lender at all times.

(g)                The following shall be added as Section 14.24:

Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

3.                   Second Tranche Advance. On the Effective Date, the Lender shall advance to the Borrower a principal amount equal to Six Hundred Thousand United States Dollars (US$600,000), provided that all conditions precedent contained herein have been satisfied, in the Lender’s sole and absolute discretion.

4.                  Third Tranche Advance. On that date which is one hundred twenty (120) days following the Effective Date, the Lender may, in its sole and absolute discretion (employing substantially the same analysis and metrics the Lender used when determining to extend credit in connection with the Credit Agreement and in connection with this Amendment), advance to the Borrower a principal amount equal to Four Hundred Thousand United States Dollars (US$400,000). At a minimum, the conditions contained in Section 2.1(a) of the Credit Agreement must be satisfied, in Lender’s sole and absolute discretion, provided, however, that the satisfaction of such conditions shall not guarantee that the Third Tranche Advance shall be made.

5.                  Use of Proceeds. Notwithstanding anything which may be contained in the Credit Agreement to the contrary, the advance being made in connection with this Amendment shall be used for general working capital purposes including advances to Nutra SA/Irgovel.

6.                  Renewal of Revolving Loan. Pursuant to Section 2.3 of the Amended Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower’s election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period commencing on the Effective Date and terminating on January 18, 2014 (subject to the terms and conditions of the Credit Agreement, as amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension.

7.                  Issuance of Amended Promissory Note. Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender, simultaneously with the execution of this Amendment, an original promissory note in the principal amount of Two Million Four Hundred Thousand United States Dollars (US$2,400,000), or such lesser principal amount as may be outstanding from time to time, dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Amended Promissory Note”).

8.                  Cancellation of Existing Promissory Note. By the Credit Parties’ execution and delivery to the Lender of the Amended Promissory Note, that certain promissory note originally issued by the Borrower in favor of the Lender, dated April 30, 2013, in the original principal amount of One Million Four Hundred Thousand United States Dollars (US$1,400,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Credit Parties. It is the intention of the parties that while the Amended Promissory Note amends, restates, replaces and supersedes the existing promissory note, in its entirety, the issuance of the Amended Promissory Note is not in payment or satisfaction of the existing promissory note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the existing debt.

9.                  Representations and Warranties of the Credit Parties. The Credit Parties each represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

  10.            Security Interest Confirmation.  The Credit Parties each hereby represent, warrant and covenant that (i) the Lender’s security interests in all of the “Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreement) are and remain valid, perfected, security interests in such Collateral, (ii) the additional principal amount advanced by the Lender in connection with this Amendment and the Amended Promissory Note and any and all additional obligations incurred by the Credit Parties in connection therewith constitute Obligations (as defined in the Credit Agreement) and such additional principal amount and additional obligations are each secured by Lender’s security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

 11.            No Defaults. Each Credit Party hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

  12.            Covenants. Each Credit Party hereby reaffirms that each has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each Loan Document, and each covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as amended hereby, shall remain in effect.

  13.            No Other Amendment. All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

  14.            Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to the Lender that: (i) the Credit Agreement, as amended hereby, and each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) all obligations of the Credit Parties under the Credit Agreement, as amended hereby, and each of the Loan Documents are, shall be and continue to be secured by and under the respective Security Agreements entered into by the Credit Parties in connection with the Credit Agreement and all other Loan Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Credit Parties to or against the enforcement of the Credit Agreement, as amended hereby, or any of the Loan Documents, and to the extent the Credit Parties have any defenses, setoffs, counterclaims, cross-actions or equities against the Lender and/or against the enforceability of the Credit Agreement, as amended hereby, or any of the Loan Documents, the Credit Parties acknowledge and agree that same are hereby fully and unconditionally waived; and (iv) no oral representations, statements, or inducements have been made by the Lender or any agents or representatives of the Lender with respect to the Credit Agreement, as amended hereby, or any of the Loan Documents.

  15.            Fees and Expenses. The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a commitment fee equal to Twelve Thousand United States Dollars (US$12,000), (ii) a legal fee equal to Twelve Thousand Five Hundred United States Dollars (US$12,500), (iii) an asset monitoring fee equal to Two Thousand United States Dollars ($2,000), and (iv) all costs and expenses of the Lender and Lender's counsel in connection with the preparation and execution of this Amendment, including, but not limited to, documentary stamp tax fees, UCC-1 Financing Statement search fees, and Certificate of Good Standing fees. The Lender and the Borrower agree that all fees payable by the Borrower to the Lender upon the execution hereof shall be listed on the closing statement executed in connection herewith.

  16.          Share Issuance. The Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrower on or prior to the date of the Second Tranche Advance by issuing to Lender in an unregistered offering that number of shares of the Borrower’s Common Stock equal to a dollar amount of Two Hundred Eighty Thousand United States Dollars (US$280,000.00) (the “Share Value”). The parties agree that the number of shares initially issuable to Lender on or prior to the date of the Second Tranche Advance (such date, the “Valuation Date”) shall be Four Million (4,000,000) shares of Common Stock (the “Shares”). The Borrower shall instruct its transfer agent to issue certificates representing the Shares on the Valuation Date and shall cause its transfer agent (the “Transfer  Agent”) to deliver such certificates to Lender within five (5) Business Days from the Valuation Date. In the event such certificates representing the Shares issuable hereunder shall not be delivered to the Lender within five (5) Business Days of the Valuation Date, same shall be an immediate default under this Amendment, the Credit Agreement, as amended hereby, and the other Loan Documents. The Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable. The Shares shall be deemed fully earned as of the date of the Second Tranche Advance, in consideration therefore, regardless of the amount or number of Revolving Loans made hereafter.

(a)          Adjustment to Shares. In the event that a mandatory redemption has not occurred pursuant to the immediately subsequent Section, it is the intention of the Borrower and Lender that by a date that is twelve (12) months after the Valuation Date (the “Twelve Month Valuation Date”) the Lender shall have generated net proceeds from the sale of the Shares equal to the Share Value. Subject to the restrictions contained herein, the Lender shall have the right to sell the Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all the Shares prior to such Twelve Month Valuation Date) but before that date which is thirty-six (36) months following the Valuation Date (the “Expiration Date”), the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Shares, which net proceeds for purposes of this Agreement shall equal the total purchase price of those shares in the open market, less any broker’s fees paid to execute the orders for such sales (the “Sale Reconciliation”). If, as of the date of the delivery by Lender of the Sale Reconciliation (“Sale Reconciliation Date”), the Lender has not realized net proceeds from the sale of such Shares equal to at least the Share Value after the sale of all Shares in its possession, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender, at the Lender’s sole discretion, in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Shares, the Lender shall have received total net funds equal to the Share Value. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares, the Lender still has not received net proceeds equal to at least the Share Value, then the Borrower shall again be required to immediately take all action necessary or advisable in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue from time to time until the earlier of the Expiration Date or until the Lender has received net proceeds from the sale of such Common Stock equal to the Share Value. In the event the Lender receives net proceeds from the sale of Shares equal to the Share Value, and the Lender still holds any Shares, the Lender shall return all such remaining Shares to the Borrower. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares to the Lender immediately subsequent to the Lender’s notification to the Borrower that additional shares are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Borrower that additional shares are to be issued hereunder. In the event such certificates representing such additional shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Amendment, the Credit Agreement, as amended hereby, and the Loan Documents.

(b)               Mandatory Redemption. On each of the following dates (the “Redemption Dates”), the Borrower shall redeem one-quarter (1/4) of the Shares then in Lender’s possession for Seventy Thousand United States Dollars (US$70,000) per quarter: (i) eighteen (18) months following the Valuation Date; (ii) twenty four (24) months following the Valuation Date; (iii) thirty (30) months following the Valuation Date; and (iv) thirty-six (36) months following the Valuation Date (such final date, the “Final Redemption Date”). In the event that the Lender has sold any Shares prior to the Final Redemption Date, any cash proceeds received by the Lender from any sales of such Shares shall be deducted from the amount to be paid by the Borrower on the Final Redemption Date and, if such amount is greater than the amount to be paid by the Borrower on the Final Redemption Date, any excess cash proceeds received by the Lender from any sales of Shares shall be deducted from the amount to be paid by the Borrower on the immediately prior Redemption Date and such application of proceeds shall continue in reverse chronological order.

(c)               Optional Redemption. At any time the Shares shall become unrestricted or saleable under Rule 144 (assuming the holders thereof are not affiliates of Borrower) and remain unsold, the Borrower may redeem any unsold Shares, or any portion thereof, for a price equal to the Share Value or, if applicable, that fractional portion of the Share Value equal to the fraction of the Shares which have not be resold as of the date of such request for redemption. Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining redeemed Shares returned to Borrower. Any cash proceeds received by the Lender from any optional redemption of Shares shall be deducted from the amount to be paid by the Borrower on the Final Redemption Date and, if such amount is greater than the amount to be paid by the Borrower on the Final Redemption Date, any excess cash proceeds received by the Lender from any optional redemption of Shares shall be deducted from the amount to be paid by the Borrower on the immediately prior Redemption Date and such application of proceeds shall continue in reverse chronological order.

(d)               Observer Rights. Until an amount equal to the Share Value has been received by the Lender Pursuant to this Section 16, one representative of Lender (“Observer”) shall have the right to attend, at Lender’s sole expense, all regular and special meetings of the board of directors of Borrower (“Board”), in a nonvoting observer capacity and, in this respect, the Company shall provide such representative copies of all notices, minutes, consents and all other materials provided to the Board members, at the time such materials are provided to the Board members; provided that Observer shall enter into a confidentiality agreement with the Company in a form reasonably satisfactory to the Company.

Notwithstanding anything to the contrary herein, the Company reserves the right to withhold any information from any Observer if (A) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, (B) access to such information or attendance at such meeting could cause the Company to violate the Company’s obligations with respect to confidential or proprietary information of third parties, (C) if the information or meetings are relating to Borrower’s obligations under the Credit Agreement, or (D) such Observer is affiliated with a competitor of the Company.

  17.            Conditions Precedent. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)               Amendment. Each Credit Party shall have executed and delivered to the Lender this Amendment;

(b)               Amended Promissory Note. Each Credit Party shall have executed and delivered to the Lender the Amended Promissory Note;

(c)               Acknowledgement and Consent to Subordination Agreement. The Lender shall have received such acknowledgements and consents to this Amendment from any parties to the Subordination Agreement as the Lender shall require.

(d)               Closing Statement. The Borrower shall have executed and delivered to the Lender a closing statement in form and substance satisfactory to the Lender;

(e)               Opinion of Counsel. The Lender shall have received a customary opinion of the Credit Parties’ counsel, in form and substance satisfactory to the Lender in its sole discretion;

(f)                Corporate Documents. The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, approval of the board of directors or managers of each of the Credit Parties, resolutions of the shareholders of the Subsidiaries of the Borrower, and an officer’s certificate of each Credit Party, each in form and substance satisfactory to the Lender in its sole discretion;

(g)               Search Results. The Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties and/or their subsidiaries, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)               Certificate of Good Standing. The Lender shall have received a Certificate of Good Standing from the Secretary of State of the state of organization of each Credit Party, and each subsidiary thereof, evidencing the good standing thereof;

(i)                  Fees Paid. The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(j)                Eligible Accounts. The Borrower shall have delivered such evidence to the Lender as the Lender shall request evidencing the amount of Eligible Accounts and the Lender shall be satisfied, in its sole discretion, with such amount and that such amount permits an additional principal advance hereunder;

(k)               No Event of Default; Representations and Warranties. The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated such a date as is reasonably acceptable to Lender, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Credit Agreement, as amended and supplemented hereby, shall be true on and as of the Effective Date (except to the extent such representation or warranty expressly relates to an earlier date).

18.            Advisory Agreement. Within ten (10) Business Days of the Effective Date, the Borrower and the Lender, or an affiliate or representative thereof, shall execute and deliver to the Lender an advisory agreement, in form and substance acceptable to the Lender in its sole discretion.

19.            Execution in Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf”signature page was an original thereof.

20.            Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Credit Parties of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Credit Parties of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Credit Parties and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Credit Parties in connection with this Amendment, no other corporate action or consent on the part of the Credit Parties, its board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties’ obligations hereunder and thereunder. This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Credit Parties) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms.

21.              GOVERNING LAW. EXCEPT IN THE CASE OF THE MANDATORY FORUM SELECTION CLAUSE SET FORTH HEREIN, THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE LOAN DOCUMENTS AND THE AMENDED PROMISSORY NOTE SHALL BE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

22.               MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW..

23.               Amendment Effective Date. All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the Effective Date, the Credit Agreement, as amended hereby, is in full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BORROWER:

RICEBRAN TECHNOLOGIES

By: /s/ J. Dale Belt

Name: J. Dale Belt
Title: Chief Financial Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Director

[ signature page 1 of 3 ]

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing amendment no. 1 to the senior secured revolving credit facility agreement (the “Amendment”) as a guarantor, hereby consents and agrees to said Amendment and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment.

GUARANTORS:

NUTRACEA, LLC

By:	/s/ J. Dale Belt
Name:	J. Dale Belt
Title:	SRB-IP. LLC

SRB-IP. LLC

By:	/s/ J. Dale Belt
Name:	J. Dale Belt
Title:	Secretary

SRB-MERM, LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Title:	Secretary

SRB-LC, LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Title:	Secretary

SRB-MT, LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Title:	Secretary

 [ signature page 2 of 3 ]

SRB-WS, LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Its:	Secretary

RICEX COMPANY

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Its:	Secretary

RICE SCIENCE LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Its:	Secretary

RICE RX, LLC

By:	/s/J. Dale Belt
Name:	/s/ J. Dale Belt
Its:	Secretary

[ signature page 3 of 3 ]

EXHIBIT A

AMENDED PROMISSORY NOTE